Q3 2023 EARNINGS INVESTOR PRESENTATION October 24, 2023

2 23Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Statements made in this presentation, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the First Busey Corporation (the “Company”). Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the Israeli-Palestinian conflict); (iii) changes in state and federal laws, regulations, and governmental policies concerning Busey's general business (including changes in response to the recent failures of other banks); (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of Busey’s assets (including the impact of the London Interbank Offered Rate phase-out and the recent and potential additional rate increases by the Federal Reserve); (vi) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving Busey; (xii) fluctuations in the value of securities held in our securities portfolio; (xiii) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xiv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xv) the level of non-performing assets on our balance sheets; (xvi) interruptions involving our information technology and communications systems or third-party servicers; (xvii) breaches or failures of our information security controls or cybersecurity-related incidents; and (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission. Special Note Concerning Forward-Looking Statements

3 33Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to the Company’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, average tangible common equity, return on average tangible common equity, and adjusted return on average tangible common equity; net income and net security gains and losses in the case of net income excluding net securities gains and losses and diluted earnings per share excluding net securities gains and losses; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, noninterest expense excluding non-operating adjustments, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total assets and goodwill and other intangible assets in the case of tangible assets; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits—appears in the appendix of this presentation. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4 43Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 5 Diversified Company with Comprehensive & Innovative Financial Solutions 6 Appendix: 29 Compelling Regional Operating Model 7 Experienced Management Team 30 Investment Highlights 8 Fully Integrated Wealth Platform 31 Fortress Balance Sheet 9 Continued Investment in Technology Enterprise-Wide 32 High Quality Loan Portfolio 10 Digital Banking Adoption 33 High Quality Portfolio: CRE 11 Busey Impact 34 Office Investor Owned CRE Portfolio 12 Non-GAAP Financial Information 35 High Quality Portfolio: C&I 13 Pristine Credit Quality 14 Reserve Supports Credit & Growth Profile 15 Top Tier Core Deposit Franchise 16 Granular, Stable Deposit Base 17 Deposit Cost Trends 18 Diversified and Significant Sources of Fee Income 19 Wealth Management 20 FirsTech 21 Net Interest Margin 22 Actively Managing Asset-Sensitive Balance Sheet 23 Focused Control on Expenses 24 Robust Capital Foundation 25 Balanced, Low-Risk, Short-Duration Investment Portfolio 26 3Q23 Earnings Review 27 Earnings Performance 28

5 53Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Regional operating model serving four regions Northern (IL) Central (IL/IN) Gateway (MO/IL) Florida Among the Best 155+ year old financial institution headquartered in Champaign, IL Price Per Share $18.97 Market Cap $1.0B Dividend Yield 5.1% Price/TBV 1.3x Price/NTM 3 9.7x Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 $16 $18 $20 $22 $24 $26 $28 $30 $ in millions 2021 2022 2023 YTD Total Assets $12,860 $12,337 $12,258 Total Loans $7,189 $7,726 $7,856 Total Deposits $10,769 $10,071 $10,332 Total Equity $1,319 $1,146 $1,190 NPA/Assets 0.17% 0.13% 0.10 % Net Interest Margin 1 2.49% 2.84% 2.93 % Adj. PPNR ROAA 1 1.35% 1.44% 1.44 % Adj. ROAA 1 1.15% 1.06% 1.06 % Adj. ROATCE 1 14.40% 15.99% 15.51 % BUSE Stock Price 2Financial Highlights 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 10/23/23, per Nasdaq | 3 Based on consensus median net income of covering analysts as of 10/23/23

6 63Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation, see Appendix 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $11 Billion +10% Payments Processed 5 3-Year CAGR Quarterly Revenue 6 Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $12.2 Billion Assets 1 14.3% Adj. ROATCE (MRQ) 3 $11.5 Billion Assets Under Care 43.8% PT Margin (MRQ) $395.7 Million LTM Revenue 2 $57.0 Million LTM Revenue 4 $22.4 Million LTM Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 7

Compelling Regional Operating Model

Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate

Central


25
Indianapolis

Gateway


20
Alton
Wood River
Florissant
Ferguson
Granite City
Collinsville
Clayton
St. Louis
O'Fallon
Belleville
Kirkwood
Arnold
Waterloo

Northern


10
Wheeling
Palatine
Arlington Heights
Evanston
Schaumburg
Niles
Bloomingdale
Geneva
Wheaton
Chicago
Cicero
Downers Grove
Naperville
Aurora
Bolingbrook
Hammond

Florida


3
Englewood
Port Charlotte
Punta Gorda
Cape Coral
Lehigh Acres
San Carlos Park
Bonita

As of 9/30/23

Regions	Central	Gateway	Northern	Florida
Banking Centers	25	20	10	3
Deposits	$5.5 billion	$2.6 billion	$1.8 billion	$451 million
Loans	$3.3 billion	$2.0 billion	$2.1 billion	$439 million
AUC	$8.1 billion	$1.4 billion	$1.0 billion	$1.0 billion
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank	Busey Investors' Security Trust

8 83Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (96.6%)1, low cost non-time deposits (109 bps) in 3Q23, and low level of uninsured & uncollateralized deposits2 (28%) at 9/30/23 ▪ Substantial investments in technology enterprise-wide, next generation leadership talent, and risk management infrastructure Attractive Franchise that Provides Innovative Financial Solutions Attractive Profitability and Returns ▪ Adjusted ROAA of 1.00% 1 & Adjusted ROATCE of 14.34% 1 for 3Q23 ▪ 3Q23 NIM of 2.80% 1 ▪ Adjusted Core Efficiency Ratio of 60.2% 1 for 3Q23 ▪ Adjusted diluted EPS of $0.55 1 for 3Q23 ▪ Quarterly dividend of $0.24 (5.1% yield) 5 Disciplined Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ 10 consecutive quarters of relationship-driven core organic loan growth while maintaining pristine credit quality ▪ Efficient and right-sized branch network (average deposits per branch of $178 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income / revenue (ex-securities gains/losses)4 of 28.7% for 3Q23 ▪ Wealth management and payment technology solutions account for 62.2% of noninterest income (ex-securities gains/losses) in 3Q23 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle 1 Non-GAAP calculation, see Appendix | 2 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (incl. preferred deposits) 3 Ex-PPP; Non-GAAP calculation, see Appendix | 4 Non-GAAP, revenue consists of net interest income plus noninterest income, excluding security gains and losses | 5 Based on BUSE closing stock price on 10/23/23 Investment Highlights BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

9 93Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Capital ratios significantly in excess of well-capitalized minimums ▪ Total RBC of 16.7% and CET1 ratio of 12.5% at 9/30/23 1 ▪ TCE/TA ratio of 7.06% at 9/30/23 2 ▪ TBV per share of $15.07 at 9/30/23 2 Robust Capital Foundation High Quality, Resilient Loan Portfolio ▪ Diversified portfolio, conservatively underwritten with low levels of concentration ▪ Non-performing (0.10% of total assets) and classified assets (4.1% of capital3) both remain near historically low levels ▪ Classified assets reduced $22 million, or 27%, in 3Q23 and $47 million, or 44%, YTD. ▪ Reserves remain above initial Day 1 CECL coverage of 1.06%: ACL/Loans: 1.17% | ACL/NPLs: 763.80% ▪ 100 / 300 Test: 37% C&D | 208% CRE ▪ Minimal office CRE located in metro central business districts; substantial majority of office properties are in suburban locations and 49% of the total office portfolio is medical office ▪ Robust holding company and bank-level liquidity ▪ Strong core deposit franchise ▪ 76.0% loan-to-deposit ratio, 96.6% core deposits2 ▪ 28.2% of total deposits are noninterest-bearing ▪ Low level of estimated uninsured & uncollateralized deposits4 at 28% of total deposits at 9/30/23 ▪ Cash & Equivalents + Available-For-Sale Securities carrying value represents 86% of estimated uninsured & uncollateralized deposits4 ▪ Substantial sources of available off-balance sheet contingent funding totaling $4.0 billion, representing an additional 1.4x coverage of estimated uninsured & uncollateralized deposits4 at 9/30/23 ▪ Untapped borrowing capacity ($4.0 billion in aggregate): $1.8 billion with FHLB, $0.7 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, and $1.0 billion brokered deposit capacity ▪ Brokered deposit market continues to remain untapped ▪ No borrowings from FHLB as of 9/30/23 ▪ No utilization of the Fed’s Bank Term Funding Program Strong Core Deposit Franchise & Ample Liquidity 1 Capital ratios are preliminary estimates | 2 Non-GAAP calculation, see Appendix | 3 Capital calculated as Bank Tier 1 Capital + Allowance for credit losses | 4 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) Fortress Balance Sheet

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 10

High Quality Loan Portfolio

Loan Portfolio Composition | 3Q23


HELOC 3%
Other 4%
Commercial & Industrial 25%
1-4 Family Residential 19%
Total Loan Portfolio:
$7.9 Billion
C&D 6%
Owner Occupied CRE 12%
Non-Owner Occupied CRE 31%

MRQ Yield on Loans

5.07%

3Q23 Net New Funding Yield

7.24%

Classified Loans / Capital [1]

4.1%

New Originations YTD

Sept. net new funding yield of 7.60% (typically a 60-day lag from rate/loan approval to funding)

Approx. 71% of new commercial production was due to growth within existing bank relationships

New CRE-I originations had a weighted-avg LTV of 61%

Loan Portfolio Regional Segmentation [2]


Florida 6%
Northern 27%
Central 42%
Gateway 25%

Ex-PPP Loans Trends

$ in millions

LTM Core Growth [3] **+2.4%**

LTM Commercial Growth [3] **+1.8%**


$7,669
$1,946
$500
$3,279
$1,944
$7,725
$1,959
$530
$3,262
$1,974
$7,783
$1,968
$554
$3,325
$1,936
$7,805
$2,012
$532
$3,362
$1,899
$7,856
$2,031
$528
$3,354
$1,943
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
C&I
CRE
Construction
Retail Real Estate & Other

Funded Draws & Line Utilization Rate [4]

$ in millions


Line utilization has declined $147 million YTD
$2,062
$368
$1,694
52%
$2,081
$360
$1,721
53%
$1,973
$345
$1,628
51%
$1,915
$347
$1,568
49%
$1,934
$344
$1,590
49%
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
Commercial
Retail
% Utilized (total)

[1] Capital is Bank Tier 1 Capital + Allowance for credit losses | [2] Based on loan origination | [3] Busey loans ex-PPP | [4] Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 11

High Quality Loan Portfolio - CRE

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	9/30/23 Balances	% of Total Loans	9/30/23 Classified Balances
Apartments	$620,231	7.9 %	$0
Retail	525,818	6.7 %	5,818
Industrial/Warehouse	338,161	4.3 %	494
Traditional Office	282,829	3.6 %	889
Student Housing	268,875	3.4 %	3,848
Hotel	190,647	2.4 %	0
Medical Office	175,680	2.2 %	0
Senior Housing	170,970	2.2 %	0
LAD	149,421	1.9 %	0
Specialty	102,544	1.3 %	136
Restaurant	24,589	0.3 %	79
Nursing Homes	24,437	0.3 %	116
Health Care	20,000	0.3 %	0
1-4 Family	19,452	0.2 %	0
Other	556	0.0 %	0
Grand Total	**$2,914,210**	**37.1 %**	**$11,380**

Investor Owned CRE Portfolio [1] (CRE-I)

- Only 0.4% of total CRE-I loans are classified
  - Payoff of $2.5 million classified senior housing credit and payoff of $2.9 million of classified nursing home balances during 3Q23
- Low levels of concentrated exposure - continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - 100/300 Test: 37% C&D | 208% CRE-I
- Apartments & Student Housing represents 31% of CRE-I
  - 60% WAvg LTV & 58% long-term customers (4+ years)

[1] Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	9/30/23 Balances	% of Total Loans	9/30/23 Classified Balances
Industrial/Warehouse	$377,312	4.8 %	$4,636
Specialty	241,239	3.1 %	589
Office	113,299	1.4 %	446
Medical Office	100,995	1.3 %	0
Retail	60,477	0.8 %	1,548
Restaurant	43,951	0.6 %	49
Nursing Homes	1,513	0.0 %	0
Health Care	790	0.0 %	0
Hotel	603	0.0 %	0
Other	200	0.0 %	0
Apartments	150	0.0 %	0
Student Housing	100	0.0 %	0
Grand Total	**$940,629**	**12.0 %**	**$7,268**

Owner Occupied CRE Portfolio (OOCRE)

- Only 0.8% of total OOCRE loans are classified
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 40% of the OOCRE portfolio while only 4.8% of total loans

12 123Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.55 10.4% 6.0% 7.2% Downtown St. Louis 4 Properties with $9.1 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.4 million in balances All data as of 9/30/23 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $282,829 $170,970 $123,983 $9,455 % of CRE-I Portfolio 9.7% 5.9% 4.3% 0.3% % of Office CRE-I Portfolio 62.3% 37.7% 27.3% 2.1% # of Loans 221 78 10 5 Average Loan Size $1,280 $2,192 $12,398 $1,891 Total Classified Balances $889 $0 $0 $0 Weighted Avg Current LTV 57% 65% 66% 43% Office Investor Owned CRE Portfolio

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 13

High Quality Loan Portfolio: C&I

- 24.6% of total loan portfolio (ex-PPP loans)
- All C&I loans are underwritten to 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 16% of C&I loans, or 4% of total loans
- Only 1.8% of C&I loans are classified, down from 2.6% in 2Q23
  - Manufacturing classified balances declined by $13.6 million during 3Q23, mostly due to the payoff of one credit that had been downgraded from special mention to classified during 4Q22

Total C&I Loans Trend [1]


$1,944
$1,974
$1,936
$1,899
$1,943
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3

C&I Loans by Sector

$ in thousands NAICS Sector	9/30/23 Balances (ex-PPP)	% of Total Loans	9/30/23 Classified Balances
Manufacturing	$310,314	3.9 %	$17,038
Finance and Insurance	243,871	3.1 %	0
Real Estate Rental & Leasing	229,293	2.9 %	2,029
Wholesale Trade	201,625	2.6 %	0
Construction	183,601	2.3 %	865
Educational Services	135,758	1.7 %	83
Agriculture, Forestry, Fishing, Hunting	89,587	1.1 %	1,449
Transportation	86,836	1.1 %	0
Health Care and Social Assistance	77,404	1.0 %	5,564
Food Services and Drinking Places	76,413	1.0 %	0
Other Services (except Public Admin.)	68,336	0.9 %	135
Public Administration	62,595	0.8 %	0
Arts, Entertainment, and Recreation	57,038	0.7 %	214
Retail Trade	51,748	0.7 %	2,835
Professional, Scientific, & Tech. Svcs.	32,691	0.4 %	2,536
Administrative and Support Services	15,579	0.2 %	262
Mining, Quarrying, Oil & Gas Extract.	7,599	0.1 %	0
Waste Management Services	6,890	0.1 %	1,353
Information	3,426	0.0 %	0
Management of Cos. and Enterprises	1,125	0.0 %	0
Utilities	1,048	0.0 %	0
Grand Total	**$1,942,777**	**24.6 %**	**$34,363**

[1] Ex-PPP loan totals include purchase accounting, FASB, overdrafts, etc.

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 14

Pristine Credit Quality

- Conservative underwriting leads to pristine credit quality
  - CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress
  - C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Company-wide attention to changing economic environment and potential impact on credit
- NPAs reduced to $12.1 million (0.10% of assets) and classified assets reduced to $59.6 million (4.1% of Bank Tier 1 Capital + ALLL)
- LTM net charge-offs total $1.8 million, which equates to 0.02% of LTM average loans[1]

Classifieds / Capital [2]


$ in millions
Bank Tier 1 Capital + ALLL
Classified/Capital
$1,099
9.7%
$1,155
8.5%
$1,329
6.9%
$1,398
7.7%
$1,448
4.1%

	2019 YE	2020 YE	2021 YE	2022 YE	2023 Q3
Classified Assets ($)	$106.9	$97.8	$91.8	$107.1	$59.6

NPAs/ Assets


$ in millions
Assets
% NPAs/Assets
$9,696
0.34%
$10,544
0.27%
$12,860
0.17%
$12,337
0.13%
$12,258
0.10%

	2019 YE	2020 YE	2021 YE	2022 YE	2023 Q3
NPAs ($)	$32.6	$28.9	$21.3	$16.6	$12.1

NCOs / Average Loans


$ in millions
Avg Loans
Annualized NCOs/Avg Loans
$6,470
0.11%
$7,007
0.12%
$6,970
0.03%
$7,446
0.01%
$7,834
0.01%

	2019 YE	2020 YE	2021 YE	2022 YE	2023 Q3
NCOs ($)	$7.3	$8.3	$2.2	$0.9	$0.3

[1] LTM average loans was calculated as the average of the ending portfolio loans balances over the most recent four quarters | [2] Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses

15 153Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $6,687 $6,368 $7,114 $7,725 $7,856 0.80% 1.59% 1.24% 1.19% 1.17% Ex-PPP Loans Allowance/Ex-PPP Loans 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q3 $29,507 $24,301 $16,852 $15,740 $12,007182% 416% 522% 582% 764% NPLs Allowance/NPLs 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q3 $32,564 $28,872 $21,268 $16,590 $12,103165% 350% 413% 552% 758% NPAs Allowance/NPAs 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q3 ▪ Reserve to loans of 1.17% (ex-PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non-performing loan balances decreased by $3.8 million QoQ ▪ OREO balances total $0.1 million ▪ Total NPAs declined by $3.7 million QoQ to $12.1 million ▪ Reduction driven primarily by payoff of one nursing home credit ▪ Reserves now equate to 764% of NPLs and 758% of NPAs Reserves Supports Credit & Growth Profile Allowance / Loans (ex-PPP) Allowance / NPLs Allowance / NPAs $ in millions $ in thousands$ in thousands

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 16

Top Tier Core Deposit Franchise

Deposit Portfolio Composition | 3Q23


Int DDA
28%
Total
Deposits:
$10.3
Billion
Non-Int
DDA
28%
Savings &
MMDA
28%
CD <
250k
13%
CD > 250k
3%

Core Deposits
97%

MRQ Avg Cost of Total Deposits
1.45%

MRQ Avg Cost of Non-Time Deposits
1.09%

Avg Deposits per Branch
$178 million

Avg Non Maturity Acct Balance at 9/30/23
$34 thousand

Core Deposits [2] / Total Deposits

$ in millions


$10,381
$10,277
98.9%
2022 Q2
$10,468
$10,496
99.0%
2022 Q3
$10,225
$9,950
98.8%
2022 Q4
$9,760
$9,594
97.9%
2023 Q1
$9,587
$9,759
97.0%
2023 Q2
$9,812
$9,976
96.6%
2023 Q3
Core Deposits
Avg Core Deposits
Core/Total Deposits

Total Deposits & Loan-to-Deposit Ratio

$ in millions


$10,397
$10,506
72.1%
2022 Q2
$10,601
$10,577
72.4%
2022 Q3
$10,071
$10,338
76.7%
2022 Q4
$9,801
$9,910
79.4%
2023 Q1
$10,063
$9,852
77.6%
2023 Q2
$10,332
$10,143
76.0%
2023 Q3
Retail
Commercial
Public
Other 1
Avg Deposits
LDR

3Q23 Deposit Flows

- Significant inflow from commercial (up $185 million QoQ) accompanied by a meaningful increase in retail deposits (up $98 million QoQ)
- Public deposits were up $26 million QoQ and down $16 million YoY, demonstrating stability as well as typical seasonality. Over the next two quarters, expect seasonal public deposit outflows consistent with prior periods
- Experienced net deposit outflows into Busey Wealth Management as we continue to adapt to client needs while keeping clients in the Busey ecosystem
- Continued rotation from non-interest bearing (down $168 million QoQ) into interest-bearing nonmaturity accounts (up $243 million QoQ)
- Continue to generate production from CD campaigns, with time deposit balances up $195 million QoQ. New production in 3Q23 had a weighted average term of 9.2 months at a rate of 4.45%, 82 bps below our marginal wholesale funding cost during the quarter
- At 9/30/23, our spot deposit cost was 1.19% for non-maturity deposits and 1.59% for total deposits

[1] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs | [2] Non-GAAP calculation, see Appendix

17 173Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 64% 38% $5,313 $3,627 $901 $230 $5,313 $3,438 $794 $256 $5,312 $3,399 $1,065 $287 $5,410 $3,584 $1,091 $247 12/31/2022 3/31/2023 6/30/2023 9/30/2023 Retail Commercial Public Other² 1 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Customers with Account Balances totaling $250K+ Since 3/31/23, total deposits up +$531 million, or +5.4% Percentage of Est. FDIC Uninsured Deposits as reported in Call Report 2 / Total Deposits vs. Peer Group 3 Percentage of Cash + AFS / Est. FDIC Uninsured Deposits as reported in Call Report 2 vs. Peer Group 3 2023 Q3 Number of customers 5,603 Median account balance $401 thousand Median customer tenure 13.7 years 2023 Q3 Estimated Uninsured & Uncollateralized Deposits1 $2.9 billion Estimated Uninsured & Uncollateralized Deposits1 / Total Deposits 28% BUSE BUSE As of 9/30/23 Retail Commercial Number of Accounts 257,000+ 33,000+ Avg Balance per Account $21 thousand $105 thousand Avg Customer Tenure 16.4 years 12.3 years Granular, Stable Deposit Base Long-tenured Deposit Relationships that are very granular Deposit Flows by Type Less fully-collateralized deposits, BUSE is at 86% coverage

18 183Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted | 2 Deposit betas are calculated based on an average fed funds target rate of 0.92% during 2Q22, 2.35% (3Q22), 3.82% (4Q22), 4.69% (1Q23), 5.16% (2Q23), and 5.43% (3Q23). BUSE Cost of Deposits Effective Fed Funds Rate (Quarter Average) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% C os t of D ep os it s (b p s) 136 116 256 165 109 Retail Commercial Public All IB Non-Maturity All Non-Time Deposits 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 — 20 40 60 80 100 120 140 160 180 200 220 240 260 +5% +10% +16% +24% +31% +3% +10% +17% +29% +37% +2% +6% +12% +20% +26% IB Non-Maturity All IB Deposits Total Deposits 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 Retail -1% +1% +6% +16% +24% Commercial +2% +7% +12% +18% +21% Public +14% +27% +33% +46% +48% IB Non- Maturity +5% +10% +16% +24% +31% All IB Deposits +3% +10% +17% +29% +37% Total Deposits +2% +6% +12% +20% +26% Historical Cost of Deposits, 2015 - 3Q23 1 Cumulative Deposit Betas 2 for Tightening Cycle-to-Date Quarterly Average Cost of Deposits Deposit Cost Trends IB Non-Maturity 0.17% 0.44% 0.78% 1.27% 1.65% Non-Time Deposits 0.11% 0.28% 0.49% 0.81% 1.09% Total Deposits 0.13% 0.32% 0.60% 1.09% 1.45% 0% +6% +28% +108% +108% +3% +14% +36% +67% +67% +17% +46% +62% +160% +160% +6% +18% +40% +102% +102% Retail Commercial Public All IB Non-Maturity 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 19

Diversified and Significant Sources of Fee Income

- Noninterest income represented 28.7% of revenue (ex-securities gains/losses) in 3Q23
- Key businesses of wealth management and payment technology solutions contributed 62.2% of noninterest income (ex-securities gains/losses) in 3Q23
  - On a combined basis, 10.6% YoY growth in quarterly consolidated revenue from 3Q22 to 3Q23 in these two critical fee income business lines
- YoY decline in other noninterest income primarily attributable to lower swap origination fees

Noninterest Income / Total Revenue [1]


$ in millions
$117.2
$86.3
26.4%
$30.9
2022 Q3
$120.2
$91.1
24.2%
$29.1
2022 Q4
$117.7
$85.9
27.1%
$31.8
2023 Q1
$106.7
$78.7
26.3%
$28.0
2023 Q2
$108.8
$77.8
28.5%
$31.0
2023 Q3
Noninterest Income
Net Interest Income
Nonint. Inc. / Total Revenue

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2022 Q3	2023 Q3	YoY Change
Wealth Management Fees	$12,508	$14,235	+14 %
Fees for Customer Services	7,627	7,502	-2 %
Payment Technology Solutions	5,080	5,226	+3 %
Mortgage Revenue	438	311	-29 %
Income on Bank Owned Life Insurance	958	1,001	+4 %
Other Noninterest Income	4,318	3,018	-30 %
Noninterest Income (ex-securities gains/losses)	**$30,929**	**$31,293**	**+1%**
Net Securities Gains (Losses)	4	(285)	NM
Total Noninterest Income	**$30,933**	**$31,008**	**0%**


Wealth Mgmt Fees 45%
Payment Tech 17%
Customer Service Fees 24%
Mortgage Rev. 1%
BOLI 3%
Other Nonint. Inc. 10%
Noninterest Income
(ex-securities gains/losses)
$31.3 Million

[1] Includes net security gains and losses

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 20

Wealth Management

- Assets Under Care (AUC) of $11.5 billion, a QoQ increase of $70 million
- Wealth revenue[1] of $14.4 million, a YoY increase of 14.7% and pre-tax net income of $6.3 million, a YoY increase of 30.2%
- Pre-tax profit margin of 43.8% in 3Q23 and 42.4% over the last twelve months
- Our fully internalized investment team continues to produce excellent returns, outperforming benchmarks over multiple measurement periods
  - The team's blended portfolio has outperformed the blended benchmark[2] over the last 12 months, over the last 3 years, and over the last 5 years
- Rate environment attracting more fixed income assets – our fixed income management capabilities are very deep and a real differentiator
  - Bank + Wealth partnership allows us to better keep customer funds inside our overall ecosystem depending on client needs
- Recently completed fee structure initiatives positively impacting revenue at approximately $2.3 - $2.5 million annually

Assets Under Care


$ in millions
$10,749
$11,062
$11,208
$11,478
$11,548
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3

Wealth - Revenue and Pre-tax Income[1]


$ in millions
$12.5
38.6%
$4.8
$13.0
38.2%
$5.0
$14.9
42.8%
$6.4
$14.7
44.1%
$6.5
$14.4
43.8%
$6.3
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 21

FirsTech

- LTM revenue of $22.4 million, an increase of 5% over the prior twelve-month period
- Key competencies of electronic payments and merchant services have been the primary drivers of growth YTD
- Targeted initiatives to improve profitability include shifting customers to fully integrate into the merchant services platform and optimization of existing customer fee structures
- Pipeline has been building in recent quarters – have honed our service & delivery to go-to-market with a full cohesive offering
- The value of customized payments-enabled software platforms from an ODFI[2]-sponsored company resonates with potential customers
- Targeting launch of a refreshed Loan Pay module featuring additional capabilities over the next couple quarters

$11 billion *Payments processed in last twelve months*

40 million *Transactions processed in last twelve months*

Revenue Growth [1]

$21.3 million *LTM 9/30/22* → *+5.0%* → **$22.4 million** *LTM 9/30/23*

Average Revenue Per Processing Day Trend



$65.8K
$67.1K
$79.6K
$75.0K
$78.5K
$78.2K
$87.5K
$84.0K
$87.2K
$88.3K
$91.5K
$89.1K
$89.9K
2020 Q3
2020 Q4
2021 Q1
2021 Q2
2021 Q3
2021 Q4
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3

+11%* *3-Year CAGR

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations | [2] Originating Depository Financial Institution

22 223Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $86.8 $91.7 $86.4 $79.2 $78.3 $85.9 $91.2 $86.0 $78.8 $78.0 $0.8 $0.5 $0.4 $0.4 $0.3 Net Interest Income ¹ Accretion 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 3.31% 3.76% 4.05% 4.23% 4.40% 0.32% 0.53% 0.94% 1.42% 1.65% 3.00% 3.24% 3.13% 2.86% 2.80% 0.03% 0.02% 0.01% 0.02% 0.01% Earning Assets Cost of Funds NIM Accretion 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 +2.86% +0.16% -0.01% -0.36% +0.13% +0.02% +2.80% 2Q23 NIM Loan Rate/ Volume Accretion Deposit Funding Costs Borrowing Costs Securities Yield 3Q23 NIM 1 Tax-equivalent adjusted amounts; Non-GAAP, see Appendix | 2 $0.1 million of PPP Income (net fees + coupon) in 2022 Q3 not charted $ in millions Yields on new loan volume were 102 bps higher than in 2Q23, while net new funding yields (inclusive of line utilization changes) were 70 bps higher Reduced borrowing needs due to increased deposits and investment cash flows, along with muted loan growth Continued rate pressure on interest-bearing deposits as the tightening cycle advances Increases in the securities portfolio yield Purchase accounting accretion recognition decreased by $0.1 million QoQ Net Interest Margin Bridge - Factors contributing to 6 bps NIM compression during quarter Net Interest Margin Trend 1Net Interest Income Trend 1 Net Interest Margin 2Manual roundi ng in 3Q22 chart; clear for 4Q23 deck

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 23

Actively Managing Asset-Sensitive Balance Sheet

- Balance sheet remains asset-sensitive, progressing towards becoming more rate neutral
  - A +100 bps rate shock for Year 1 is down to +1.6% from +2.2% in 2Q23
  - A -100 bps rate shock for Year 1 is -1.9%; up from -2.6% in 2Q23
- Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments
- Vigilant focus on pricing discipline for both loans and deposits
  - 7% of deposits are indexed/floating rate
  - 38% of loan portfolio reprices in less than one year

Repricing / Maturity Structures of Portfolio Loans


Within 1 Year 38%
1-2 Years 7%
2-3 Years 8%
3-5 Years 20%
5+ Years 27%

Annual % Change in Net Interest Income under Shock Scenarios

Rate Shock	Year 1	Year 2
+200 bps	+3.2%	+3.8%
+100 bps	+1.6%	+1.9%
-100 bps	-1.9%	-2.7%
-200 bps	-3.7%	-5.3%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Deposit Betas [1] in last Tightening Cycle vs. Current ALCO Model Forecast


ALCO Model Forecast - Peak NM Deposits Beta, 41%
ALCO Model Forecast - Peak Total Deposits Beta, 35%
21%
26%
31%
26%
3Q15 - 2Q19 (+225 bps move in FF)
1Q22 - 3Q23 (+525 bps move in FF)
IB Non-Maturity Beta
Total Deposit Beta

- Peak IB NM deposit beta increased from 36% to 41% and peak total deposit beta increased from 32% to 35%
- Increase in estimated betas driven by continued shift in deposit mix and persistent deposit competition
- Peak beta expected to occur in late 2024

[1] Deposit betas are calculated based on an average fed funds target rate of 5.43% during 3Q23

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 24

Focused Control on Expenses

Noninterest Expense


$ in millions
Expenses ex-Acq.
Acq./Restructuring Exp.
Adj. Core Efficiency Ratio¹
$70.7
$73.7
$70.4
$69.2
$70.9
55.7%
55.8%
55.6%
58.6%
60.2%
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3

	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3
Noninterest Exp.	$70.7	$73.7	$70.4	$69.2	$70.9
Unfunded Provision	-$0.3	-$0.5	-$0.6	$0.3	$0.0
Acq./Restructuring Exp.	$1.0	$2.4	$0.0	$0.0	$0.1
Intangible Amort.	$2.9	$2.8	$2.7	$2.7	$2.6
NMTC Amort.	$1.7	$1.7	$2.2	$2.3	$2.3
Adj. Core Exp.[1]	$65.6	$67.2	$66.1	$64.0	$66.0

- Adjusted core expenses[1] of $66.0 million in 3Q23, up from $65.6 million in 3Q22, a less than 1% increase in quarterly expense YoY
- Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements and selective adds; focusing on harvesting investments made over the last several quarters
- YoY increase in adjusted core expense less than 1% despite higher FDIC insurance costs (FDIC rule that increased assessment rate by 2 bps), data processing costs (investments in tech enhancements and inflation-driven price increases), and reduced FAS 91 offset to compensation expense as a result of lower loan production volumes
- Over the prior 2+ years, we have been purposeful in our efforts to rationalize our expense base, including:
  - During 4Q22, implemented a targeted restructuring & efficiency optimization plan (generating annual salary & benefits savings of $4.0 to $4.1 million)
  - Reduced branch count from 87 (proforma for Glenview State Bank) to 58, while increasing average deposits per branch from $113 million at 9/30/20 to $178 million at 9/30/23
- $7.5 million of average earning assets per employee for 3Q23

Full-Time Equivalents (FTE)


1,531
1,346
1,463
1,497
1,484
2019 YE
2020 YE
2021 YE
2022 YE
2023 Q3

[1] Non-GAAP, see Appendix; adjusted core expenses exclude amortization of intangible assets, provision for unfunded commitments, acquisition/restructuring related charges, and NMTC amortization

25 253Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 3Q23 capital ratios are preliminary estimates $749 $791 $845 $851 $841 6.2% 6.6% 7.1% 7.2% 7.1% 11.8% 12.0% 12.2% 12.4% 12.5% TCE TCE Ratio CET1 Ratio 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 $1,431 $1,458 $1,487 $1,507 $1,528 $896 $904 $907 $910 $914 $535 $554 $580 $597 $614 16.0% 16.1% 16.4% 16.6% 16.7% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 $1,130 $1,156 $1,178 $1,198 $1,218 9.1% 9.5% 9.7% 9.9% 10.1% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.5% 13.3% 16.7 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,144 $1,218 $1,528 Well Capitalized Minimum $594 $731 $914 Excess over Well Capitalized Minimum $550 $487 $614 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 9/30/23 2 Note: 2022 Q3 had roundi ng for Excess over Min; clear upon 4Q23 deck

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 26

Balanced, Low-Risk, Short Duration Investment Portfolio

Investment Portfolio Composition | 3Q23


CMOs 31%
Residential MBS 21%
Commercial MBS 17%
CLOs 14%
Corporate 7%
U.S. Treasuries & Agencies 2%
Municipals 8%
Total Securities (Amortized Cost):
$3.4 Billion

AFS % of Amortized Cost
74%

HTM % of Amortized Cost
26%

- All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency
- 91% of Municipal holdings rated AA or better and 8% rated A
- 100% of Corporate holdings are investment grade
- Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA

- BUSE carried $883 million in held-to-maturity (HTM) securities as of 9/30/23
  - Transferred a portion of the portfolio comprised of Agency RMBS & CMBS from available-for-sale (AFS) to HTM during 1Q22
- The duration of the securities portfolio including HTM is 4.0 years and our fair value duration, which excludes the HTM portfolio, is 3.7 years
- After-tax net AFS unrealized loss position of $239 million
- Projected AOCI burn down through the end of 2024 is $65 million, or 22% of total AOCI at 9/30/23 ($10 million burn down in 4Q23 and $55 million in 2024)
- Carrying value of investment portfolio is 25% of total assets
- Projected remaining 2023 roll off cash flow (based on static rates) of $83 million at ~1.56% yield. Proj. 2024 roll off cash flow of $356 million at ~1.67% yield.
- Over the last four quarters, the size of the investment portfolio has decreased by $416 million as balance sheet rotation into loans continues

Securities Portfolio - Amortized Cost vs. TE Yield

$ in millions


$3,824
$936
$2,888
2.13%
2022 Q3
$3,702
$918
$2,784
2.34%
2022 Q4
$3,582
$908
$2,674
2.48%
2023 Q1
$3,484
$894
$2,590
2.60%
2023 Q2
$3,409
$883
$2,526
2.67%
2023 Q3
Amortized Cost AFS
Amortized Cost HTM
Tax Equivalent Yield

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 27

3Q23 Earnings Review

Net Interest Income	• Net interest income was $77.8 million in 3Q23 vs. $78.7 million in 2Q23 and $86.3 million in 3Q22 • Net interest margin[1] was 2.80% in 3Q23, a decrease of 6 bps vs. 2.86% in 2Q23 • The primary factor contributing to the quarter's NIM compression was increased funding costs on interest-bearing deposits (36 bps decrease), offset partially by higher new volume rates & repricing rates (16 bps increase) and decreased borrowing costs (13 bps increase)
Noninterest Income	• Noninterest income (ex-securities gains/losses)[1] of $31 million in 3Q23, representing 29% of revenue • Wealth management fees of $14.2 million in 3Q23, down from $14.6 million in 2Q23 but +14% YoY • Payment tech solutions revenue of $5.2 million in 3Q23, flat from $5.2 million in 2Q23 but +3% YoY • Fees for customer services of $7.5 million in 3Q23, up from $7.2 million in 2Q23 and down 2% YoY
Noninterest Expense	• Adjusted noninterest expense[1] (ex-amortization of intangibles, one-time acquisition and restructuring related items) of $68.3 million in 3Q23, resulting in a 62.3% adjusted efficiency ratio[1] • Adjusted core expense[1] of $66.0 million (ex-amortization of intangible assets, one-time items, unfunded commitment provision, and NMTC amortization) in 3Q23, equating to 60.2% adjusted core efficiency ratio[1]
Provision	• $0.4 million loan loss provision expense • Immaterial provision for unfunded commitments (captured in other noninterest expense) • Net charge offs of $0.3 million in 3Q23
Taxes	• 3Q23 effective tax rate of 18.2%
Earnings	• Adjusted net income of $30.7 million or $0.55 per diluted share[1] • Adjusted pre-provision net revenue of $40.5 million (1.32% PPNR ROAA) in 3Q23 [1] • 1.00% Adjusted ROAA and 14.34% Adjusted ROATCE in 3Q23 [1]

[1] Non-GAAP, see Appendix

28 283Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $48.8 $50.0 $49.5 $42.1 $40.5 1.54% 1.61% 1.64% 1.38% 1.32% Adj. PPNR Adj. PPNR / Avg Assets 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 17.8% 19.0% 18.5% 13.9% 14.3% 1.15% 1.17% 1.22% 0.96% 1.00% Adj. ROATCE Adj. ROAA 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 $36.4 $36.3 $36.8 $29.4 $30.7 $0.65 $0.65 $0.65 $0.52 $0.55 Adj. Net Income Adj. EPS 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 1 Non-GAAP calculation, see Appendix | 2 Per FRED, Federal Reserve Bank of St. Louis Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROAA & Adjusted ROATCE 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 2.98% 4.30% 4.87% 5.09% 5.31% 4.22% 4.41% 4.06% 4.87% 5.03% 4.06% 3.99% 3.60% 4.13% 4.60% 3.83% 3.88% 3.48% 3.81% 4.59% SOFR 2-yr UST 5-yr UST 10-Yr UST 9/30/22 12/31/22 3/31/23 6/30/23 9/30/23

Appendix

30 303Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as President & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Additionally, he serves as Chairman, President & CEO of Busey Bank. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. His 40 years of diverse financial services experience and extensive board involvement brings a conservative operating philosophy and a management style that focuses on Busey’s associates, customers, communities and shareholders. Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: human resources, executive administration, branding, corporate communications and the Busey experience, as well as consumer & digital banking, technology services & business operating systems, and FirsTech, the company’s payment processing subsidiary. Prior to joining Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph EVP & COO Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co-Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. Chip Jorstad EVP & President of Credit and Bank Administration Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Previously, he served as Vice President of Sales Operations for Fisher Investments in Woodside, California. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and at LaSalle Bank. Mr. Sheils brings seasoned expertise in consumer and small business strategy, call center management, retail operations, deposit and income growth, product development and enhancing digital options. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman, President & CEO Experienced Management Team Robert F. Plecki, Jr. EVP & Vice Chairman of Credit

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 31

Fully Integrated Wealth Platform

As of 9/30/23

Busey WEALTH MANAGEMENT	**$11.5 Billion**	**$57.0 Million**	**43.8%**
	Assets Under Care	*LTM Revenue*	*PT Margin MRQ*

Core Principles

I. Client-Focused Strategy

Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth

II. Team-Based Approach

Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients

III. Comprehensive Wealth Management

Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health

Wealth Client Segments

PERSONAL SERVICES

- Family Office
- High Net Worth
- Mass Affluent and Emerging Wealth

INSTITUTIONAL SERVICES

- Retirement Plans
- Corporations & Municipalities
- Foundations and Endowments
- Not-for-Profit Organizations


CLIENT

Integrated Core Capabilities to Service Personal & Institutional Clients

INVESTMENT MANAGEMENT

- Preserving and growing wealth with enhanced asset allocation & tax efficient strategies

RETIREMENT PLANNING

- Goal-based advisory including life insurance, long-term care, executive stock option strategies

TAX PLANNING & PREPARATION

- Deduction maximization, capital event planning, tax-advantaged savings & investment strategies

FIDUCIARY ADMINISTRATION

- Trust services, estate planning, and philanthropic advisory

PRIVATE CLIENT

- Concierge banking with one point of contact that coordinates all banking needs

AG SERVICES

- Farm management and brokerage

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 32

Continued Investment in Technology Enterprise-Wide

LTM Tech Investment Highlights

Investment Legend
- Enhanced Customer Experience (yellow)
- Scale & Efficiency Upgrades (blue)

2022 Q4
- Debuted an incentivized program that allows associates to "pitch" their ideas for efficiency improvements to Busey leaders, who will select winning applicants each quarter
- Implemented software & hardware management databases, enhancing monitoring of assets & licenses and automating ongoing maintenance & ordering

2023

Q1
- Migrated all telephony infrastructure to the cloud, enhancing video & audio quality and reducing telecom expenses & the amount of internal hardware/resources needed to support our telephony system
- Completed final phase of disaster recovery environment migration to the cloud

Q2
- Implemented automated doc, imaging, & indexing solution that further reduces reliance on manual intervention for organizing documents
- Completed Phase 1 enhancements for nCino platform optimization, continually improving our commercial lending and treasury management processes
- Launched "always on" VPN for associates, streamlining computer remote worker onboarding and software update processes enterprise-wide

Q3
- Consolidated ATM fleet to a single hardware and service provider, which included updating ATMs to a modern user interface, further enhancing security and functionality
- Upgraded 117 network switches, achieving a substantial reduction in power consumption that translates into approximately $30 thousand in annual cost savings, while also supporting our continuing commitment to environmental sustainability

Future Pending Projects
- Procure and implement a robotic process automation tool to automate manual & repetitive processes, freeing up resources and improving associate & customer experience
- Implement a virtual service agent to expand self-service opportunities and improve chat capabilities for retail customer care
- Introduce advanced reporting and analytics that will empower our business lines to offer better solutions by providing associates with enhanced knowledge of their customers' behaviors

33 333Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Online Banking MAU 108,834 110,689 112,230 111,486 111,757 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 Total Consumer 1,082,055 1,048,859 1,061,547 1,096,214 1,091,971 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 Online Banking QAU 2,512 2,526 2,538 2,508 2,521 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 Mobile QAU 581 618 671 714 717 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 Mobile MAU 85,481 86,762 88,358 88,862 95,287 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 Total Consumer Mobile & Online activity includes remote deposits, transfers, bill pay, and Zelle transactions Customer base increasingly relying on self-service features 1 Customer has logged in at least once in the 30 days preceding period-end | 2 Customer has logged in at least once in the 90 days preceding period-end +23% Mobile engagement of customers continues growth trajectory as online banking reaches maturity stage +3% +1% —% 489 thousand total IVR calls over the last 12 months, handling a wide array of customer inquires immediately & efficiently 60% of mortgage closings completed via eClose since launch of offering in 2Q22 - eClosings greatly enhance CX, reducing avg closing time to 10 minutes vs. 1 hour Digital Banking Adoption Commercial Quarterly Active Users 2 Consumer Monthly Active Users 1 Consumer Mobile & Online Transaction Activity (counts, actual) Interactive Voice Response Activity Mortgage eClosings +11%

34 343Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Building on 155 Years of Civic Engagement, Corporate Responsibility and Positive Impacts ▪ Providing over $25 million in green financing since 2021, including energy efficiency improvements, historic preservation and commercial solar development. ▪ Through its robust Corporate Sustainability Program, between 2021 and 2022 First Busey recycled over 16,000 pounds of waste and conserved over 60,000 gallons of water. ▪ First Busey participated in several climate change initiatives, including installing solar panel systems at 11 First Busey facilities, avoiding over 800 tons of carbon emissions over the past decade. ▪ Through many philanthropic efforts, including many associate-driven initiatives, annual charitable donations total over $1.6 million. ▪ In 2021 and 2022, associates generously gave over 25,000 hours of their time to hundreds of causes. ▪ First Busey boasts a high level of associate engagement, scoring a 4.28 (out of 5) in 2022 based on 12 critical measures of engagement. ▪ First Busey launched the Busey Bank Bridge in 2022, a community collective in Peoria, IL, offering fundamental access to economic opportunity for all individuals and small businesses. ▪ Leadership at the Board and Executive level includes a team of diverse backgrounds. Women comprise one-third of the executive team. ▪ Executives, Directors and Officers are expected to follow a stringent code of ethics. ▪ Leadership prioritizes strong corporate governance, employing processes, policies, and customs that exceed industry metrics on risk management, data security and more. ▪ First Busey boasts over 7% of First Busey common stock beneficially owned by directors and insiders. To view the full 2022 Busey Impact Report, visit busey.com/impact *Further information on all cited metrics can be found in the 2022 Busey Impact Report With a strong and unwavering commitment to our Pillars—associates, customers, shareholders and communities—First Busey is committed to strong ethics and governance, social responsibility and environmental sustainability. 3Q23 Featured Impact | Community Banking Team Launches New, BankON Certified Checking and Savings Products: Busey’s Community Banking team introduced new second chance checking and savings products—which are proudly BankON certified—offering hassle-free, affordable options with digital banking access designed to provide peace of mind. With a suite of online tools that make it easy to track and manage money, these products offer qualified customers tools to build financial strength, improve banking history and avoid monthly maintenance fees. Commitment to our Planet Commitment to our People Commitment to Strong Governance Busey Impact: ESG and Corporate Responsibility

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 35

Non-GAAP Financial Information

Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets

(dollars in thousands)

		Three Months Ended			Nine Months Ended	
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
PRE-PROVISION NET REVENUE						
Net interest income		$ 77,791	$ 78,670	$ 86,305	$ 242,318	$ 232,289
Total noninterest income		31,008	28,012	30,933	90,868	97,724
Net security (gains) losses		285	2,059	(4)	2,960	2,324
Total noninterest expense		(70,945)	(69,205)	(70,736)	(210,553)	(210,204)
Pre-provision net revenue		38,139	39,536	46,498	125,593	122,133
Non-GAAP adjustments:						
Acquisition and other restructuring expenses		79	12	957	91	2,095
Provision for unfunded commitments		13	265	(320)	(357)	525
Amortization of New Markets Tax Credits		2,260	2,259	1,665	6,740	4,668
Adjusted pre-provision net revenue		$ 40,491	$ 42,072	$ 48,800	$ 132,067	$ 129,421
Pre-provision net revenue, annualized	[a]	$ 151,312	$ 158,578	$ 184,476	$ 167,917	$ 163,291
Adjusted pre-provision net revenue, annualized	[b]	160,644	168,750	193,609	176,573	173,035
Average total assets	[c]	12,202,783	12,209,865	12,531,856	12,225,232	12,547,816
Reported: Pre-provision net revenue to average assets[1]	[a÷c]	1.24 %	1.30 %	1.47 %	1.37 %	1.30 %
Adjusted: Pre-provision net revenue to average assets[1]	[b÷c]	1.32 %	1.38 %	1.54 %	1.44 %	1.38 %

1. Annualized measure.

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 36

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended			Nine Months Ended	
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS						
Net income	[a]	$ 30,666	$ 29,364	$ 35,661	$ 96,816	$ 93,924
Non-GAAP adjustments:						
Acquisition expenses:						
Salaries, wages, and employee benefits		—	—	—	—	587
Data processing		—	—	—	—	214
Professional fees, occupancy, and other		79	12	4	91	242
Other restructuring expenses:						
Loss on leases or fixed asset impairment		—	—	877	—	976
Professional fees, occupancy, and other		—	—	76	—	76
Related tax benefit[1]		(15)	(3)	(183)	(18)	(399)
Adjusted net income	[b]	$ 30,730	$ 29,373	$ 36,435	$ 96,889	$ 95,620
DILUTED EARNINGS PER SHARE						
Diluted average common shares outstanding	[c]	56,315,492	56,195,801	56,073,164	56,230,624	56,123,756
Reported: Diluted earnings per share	[a÷c]	$ 0.54	$ 0.52	$ 0.64	$ 1.72	$ 1.67
Adjusted: Diluted earnings per share	[b÷c]	$ 0.55	$ 0.52	$ 0.65	$ 1.72	$ 1.70
RETURN ON AVERAGE ASSETS						
Net income, annualized	[d]	$ 121,664	$ 117,779	$ 141,481	$ 129,443	$ 125,576
Adjusted net income, annualized	[e]	121,918	117,815	144,552	129,540	127,844
Average total assets	[f]	12,202,783	12,209,865	12,531,856	12,225,232	12,547,816
Reported: Return on average assets[2]	[d÷f]	1.00 %	0.96 %	1.13 %	1.06 %	1.00 %
Adjusted: Return on average assets[2]	[e÷f]	1.00 %	0.96 %	1.15 %	1.06 %	1.02 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY						
Average common equity		$ 1,208,407	$ 1,207,935	$ 1,181,448	$ 1,195,858	$ 1,219,645
Average goodwill and other intangible assets, net		(358,025)	(360,641)	(368,981)	(360,654)	(371,873)
Average tangible common equity	[g]	$ 850,382	$ 847,294	$ 812,467	$ 835,204	$ 847,772
Reported: Return on average tangible common equity[2]	[d÷g]	14.31 %	13.90 %	17.41 %	15.50 %	14.81 %
Adjusted: Return on average tangible common equity[2]	[e÷g]	14.34 %	13.90 %	17.79 %	15.51 %	15.08 %

1. The year-to-date tax benefits were calculated by multiplying year-to-date acquisition expenses and other restructuring expenses by the effective tax rates for the year-to-date periods. The annual effective tax rates used in this calculation were 19.8% for the nine months ended September 30, 2023, and 19.1% for the nine months ended September 30, 2022. Quarterly tax benefits were calculated as the year-to-date amounts less the sum of amounts applied to previous quarters.
2. Annualized measure.

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 37

Non-GAAP Financial Information

Net Income Excluding Net Securities Gains and Losses and Diluted Earnings Per Share Excluding Net Securities Gains and Losses

(dollars in thousands)

		Three Months Ended			Nine Months Ended	
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	[a]	$ 30,666	$ 29,364	$ 35,661	$ 96,816	$ 93,924
Non-GAAP adjustments:						
Net securities (gains) losses		285	2,059	(4)	2,960	2,324
Tax effect for net securities (gains) losses[1]		(52)	(418)	1	(585)	(443)
Net income excluding net securities (gains) losses[2]	[b]	$ 30,899	$ 31,005	$ 35,658	$ 99,191	$ 95,805
Diluted average common shares outstanding	[c]	56,315,492	56,195,801	56,073,164	56,230,624	56,123,756
Reported: Diluted earnings per share	[a÷c]	$ 0.54	$ 0.52	$ 0.64	$ 1.72	$ 1.67
Adjusted: Diluted earnings per share, excluding net securities (gains) losses[2]	[b÷c]	$ 0.55	$ 0.55	$ 0.64	$ 1.76	$ 1.71

1. The tax effects for net securities gains and losses were calculated by multiplying net securities gains and losses by the effective income tax rates for the periods indicated. Effective tax rates were 18.2%, 20.3%, and 19.2% for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, and were 19.8% and 19.1% for the nine months ended September 30, 2023, and September 30, 2022, respectively.
2. Tax-effected measure.

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 38

Non-GAAP Financial Information

Adjusted Net Interest Income and Adjusted Net Interest Margin
(dollars in thousands)

		Three Months Ended			Nine Months Ended	
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest income		$ 77,791	$ 78,670	$ 86,305	$ 242,318	$ 232,289
Non-GAAP adjustments:						
Tax-equivalent adjustment[1]		553	561	543	1,672	1,635
Tax-equivalent net interest income		78,344	79,231	86,848	243,990	233,924
Purchase accounting accretion related to business combinations		(277)	(413)	(830)	(1,093)	(2,588)
Adjusted net interest income		$ 78,067	$ 78,818	$ 86,018	$ 242,897	$ 231,336
Tax-equivalent net interest income, annualized	[a]	$ 310,821	$ 317,795	$ 344,560	$ 326,214	$ 312,756
Adjusted net interest income, annualized	[b]	309,722	316,138	341,267	324,752	309,295
Average interest-earning assets	[c]	11,118,167	11,130,298	11,497,783	11,142,780	11,550,887
Reported: Net interest margin[2]	[a÷c]	2.80 %	2.86 %	3.00 %	2.93 %	2.71 %
Adjusted: Net interest margin[2]	[b÷c]	2.79 %	2.84 %	2.97 %	2.91 %	2.68 %

1. The tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Annualized measure.

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 39

Non-GAAP Financial Information

Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended			Nine Months Ended	
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest income		$ 77,791	$ 78,670	$ 86,305	$ 242,318	$ 232,289
Non-GAAP adjustments:						
Tax-equivalent adjustment[1]		553	561	543	1,672	1,635
Tax-equivalent net interest income		78,344	79,231	86,848	243,990	233,924
Total noninterest income		31,008	28,012	30,933	90,868	97,724
Non-GAAP adjustments:						
Net security (gains) losses		285	2,059	(4)	2,960	2,324
Noninterest income excluding net securities gains and losses		31,293	30,071	30,929	93,828	100,048
Tax-equivalent revenue	[a]	$ 109,637	$ 109,302	$ 117,777	$ 337,818	$ 333,972
Total noninterest expense		$ 70,945	$ 69,205	$ 70,736	$ 210,553	$ 210,204
Non-GAAP adjustments:						
Amortization of intangible assets	[b]	(2,555)	(2,669)	(2,871)	(7,953)	(8,833)
Non-interest expense excluding amortization of intangible assets	[c]	68,390	66,536	67,865	202,600	201,371
Non-operating adjustments:						
Salaries, wages, and employee benefits		—	—	—	—	(587)
Data processing		—	—	—	—	(214)
Impairment, professional fees, occupancy, and other		(79)	(12)	(957)	(91)	(1,294)
Adjusted noninterest expense	[f]	68,311	66,524	66,908	202,509	199,276
Provision for unfunded commitments		(13)	(265)	320	357	(525)
Amortization of New Markets Tax Credits		(2,260)	(2,259)	(1,665)	(6,740)	(4,668)
Adjusted core expense	[g]	$ 66,038	$ 64,000	$ 65,563	$ 196,126	$ 194,083
Noninterest expense, excluding non-operating adjustments	[f-b]	$ 70,866	$ 69,193	$ 69,779	$ 210,462	$ 208,109
Reported: Efficiency ratio	[c÷a]	62.38 %	60.87 %	57.62 %	59.97 %	60.30 %
Adjusted: Efficiency ratio	[f÷a]	62.31 %	60.86 %	56.81 %	59.95 %	59.67 %
Adjusted: Core efficiency ratio	[g÷a]	60.23 %	58.55 %	55.67 %	58.06 %	58.11 %

1. The tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.

3Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 40

Non-GAAP Financial Information

Tangible Book Value and Tangible Book Value Per Common Share

(dollars in thousands, except per share amounts)

		As of				
		September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Total stockholders' equity		$ 1,190,158	$ 1,201,948	$ 1,198,558	$ 1,145,977	$ 1,106,588
Goodwill and other intangible assets, net		(356,343)	(358,898)	(361,567)	(364,296)	(367,091)
Tangible book value	[a]	$ 833,815	$ 843,050	$ 836,991	$ 781,681	$ 739,497
Ending number of common shares outstanding	[b]	55,342,017	55,290,847	55,294,455	55,279,124	55,232,434
Tangible book value per common share	[a÷b]	$ 15.07	$ 15.25	$ 15.14	$ 14.14	$ 13.39

Tangible Assets, Tangible Common Equity, and Tangible Common Equity to Tangible Assets

(dollars in thousands)

		As of				
		September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Total assets		$ 12,258,250	$ 12,209,029	$ 12,344,555	$ 12,336,677	$ 12,497,388
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(356,343)	(358,898)	(361,567)	(364,296)	(367,091)
Tax effect of other intangible assets[1]		7,354	7,833	8,335	8,847	9,369
Tangible assets[2]	[a]	$ 11,909,261	$ 11,857,964	$ 11,991,323	$ 11,981,228	$ 12,139,666
Total stockholders' equity		$ 1,190,158	$ 1,201,948	$ 1,198,558	$ 1,145,977	$ 1,106,588
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(356,343)	(358,898)	(361,567)	(364,296)	(367,091)
Tax effect of other intangible assets[1]		7,354	7,833	8,335	8,847	9,369
Tangible common equity[2]	[b]	$ 841,169	$ 850,883	$ 845,326	$ 790,528	$ 748,866
Tangible common equity to tangible assets[2]	[b÷a]	7.06 %	7.18 %	7.05 %	6.60 %	6.17 %

1. Net of estimated deferred tax liability, calculated using the estimated statutory tax rate of 28%.
2. Tax-effected measure.

41 413Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 September 30, 2022 Portfolio loans [a] $ 7,856,160 $ 7,805,284 $ 7,783,808 $ 7,725,702 $ 7,670,114 Non-GAAP adjustments: PPP loans amortized cost (598) (667) (750) (845) (1,426) Core loans [b] $ 7,855,562 $ 7,804,617 $ 7,783,058 $ 7,724,857 $ 7,668,688 Total deposits [c] $ 10,332,362 $ 10,062,755 $ 9,801,169 $ 10,071,280 $ 10,601,397 Non-GAAP adjustments: Brokered transaction accounts (6,055) (6,055) (6,005) (1,303) (2,006) Time deposits of $250,000 or more (350,276) (297,967) (200,898) (120,377) (103,534) Core deposits [d] $ 9,976,031 $ 9,758,733 $ 9,594,266 $ 9,949,600 $ 10,495,857 RATIOS Core loans to portfolio loans [b÷a] 99.99% 99.99% 99.99% 99.99% 99.98 % Core deposits to total deposits [d÷c] 96.55% 96.98% 97.89% 98.79% 99.00 % Core loans to core deposits [b÷d] 78.74% 79.98% 81.12% 77.64% 73.06 % Non-GAAP Financial Information